Exhibit 99.3

WINTERGREEN ADVISERS August 29, 2008 VIA TELECOPY AND FEDEX

Consolidated-Tomoka Land Co. c/o Linda Crisp, Corporate Secretary 1530 Cornerstone Blvd., Suite 100 Daytona Beach, FL 32117

Re: Demand for Inspection of Corporate Records by Shareholder

Dear Ms. Crisp:

As we wrote to you on May 30, 2008, Wintergreen Advisers, LLC (the “Adviser”) may be deemed to beneficially own 1,481,474 shares of common stock, par value $1.00 per share, of Consolidated-Tomoka Land Co. (“CTO”). The Adviser desires to inspect and copy certain of CTO’s books and records. In our May 30th letter, the Adviser made a formal demand to inspect and copy such records pursuant to Section 607.1602, Florida Statutes. The inspection is being conducted pursuant to Florida law for the purposes of (a) enabling the Adviser to determine whether the affairs of CTO are being properly administered by CTO’s corporate officers and (b) ascertaining the value of CTO’s stock.

In fulfilling these purposes, the Adviser met with CTO representatives at CTO’s offices in Daytona Beach on various dates this summer to inspect and copy books and records of CTO. To date, the books and records made available to the Adviser have omitted numerous books and records described and sought in the initial demand. Although CTO is legally obligated under Florida law to be fully responsive to our initial requests, to this point CTO has been anything but fully responsive. We reiterate our initial demand and specifically demand full and complete responses. Set forth below are the items we described in our initial demand followed, on an item-by-item basis, by an explanation as to how the books and records produced to date by CTO do not adequately respond to the initial demand.

1. Documents (for purposes of this letter, the word “documents” is defined in the broadest possible terms, and includes electronic records and e-mail) related to CTO’s day-to-day financial operations over the past three years, including, but not limited to, any and all: (a) financial statements; and (b) documents showing CTO’s cash expenses, categorized by type of expense.

Wintergreen was not provided with any electronic documents relating to CTO’s finances (i.e., files from any accounting software). There are many instances where the paper files Wintergreen scanned are truncated (see, for example, cto-

Wintergreen Advisers, LLC | 333 Route 46 West | Suite 204 | Mountain Lakes, NJ 07046

Consolidated-Tomoka Land Co.

August 29, 2008

06-12-08-2005-IndigoDevGrp-fi-000037). Please provide all electronic documents which are responsive to our requests, whether such demands are on-site, archived or otherwise organized or maintained.

Wintergreen was not provided financial records related to CTO subsidiary Indigo Commercial Realty. Wintergreen demands these records, both paper and electronic documents, along with financial records for any other subsidiaries not previously provided.

Please provide a complete list of all subsidiaries, related parties, affiliated companies, special purpose entities, etc., whether active or dormant.

Please provide all management presentations or executive summaries, both paper and electronic format, that are responsive to all of the items in this letter (not specific to Item 1).

Please provide documents related to any loans outstanding on seller-financed transactions.

Please list all political and charitable contributions made (whether in cash or in kind, such as land or services) during the request period.

Please provide copies of all employment contracts for executives of CTO and its subsidiary companies.

Please provide all responsive documents related to these points or confirm that none exist.

2. Documents related to CTO’s real property transactions, including Section 1031 exchanges, over the past five years, including, but not limited to: (i) closing statements; (ii) information regarding the buyers, sellers, lenders, title agents, attorneys, brokers, Section 1031 exchange consultants and any other individuals or institutions involved in such transactions; and (iii) information regarding how funds were transferred pursuant to such transactions and to whom such funds were transferred.

A May 19, 2008 e-mail from William McMunn mentions a letter regarding the Halifax Hospital deal is in a “read around file.” Neither this file nor “read around files” related to any of CTO’s other real property transactions was produced. Please produce all these files, whether in paper or electronic format, or confirm that none exist.

Please provide all documents relating to transactions with Cornerstone Office Park Owners Association or confirm that none exist.

Please provide any documents describing CTO’s relationship with the Charles Wayne Group. Apparently, the Charles Wayne group was at one time affiliated

Consolidated-Tomoka Land Co.

August 29, 2008

with CTO and now acts as a broker on many of CTO’s land sales and income property transactions. Please provide all documents that relate to fees, commissions or other consideration paid to the Charles Wayne Group, as well as all documents detailing any existing business relationships between CTO and the Charles Wayne Group, or confirm that none exist.

CTO did not provide any information regarding why CTO routinely chooses to utilize Volusia Title Services or Equity Title and Closing Corp. as the title and/or closing agent for its land sales. Please provide any documents that explain CTO’s policy/procedure/practice in selecting such agents.

Please provide all documents showing that third-party transaction services are put out to competitive bidding or confirm, that none exist.

Volusia Title Services also appears affiliated with First American Exchange Company, which acts as CTO’s intermediary on most of its 1031 transactions. Please provide all documents detailing any existing business relationships between CTO, Volusia Title Services and/or First American Exchange Company and any of their subsidiary and/or parent companies or confirm that none exist.

Please provide any Excel spreadsheets or other similar charts or summary documents of corporate record-keeping to organize these transactions, such as the “Gorter report” mentioned several times in board minutes (e.g. cto-071408-MgmtMinutes2005-2008-000079), or confirm that none exist.

In addition, scanned document cto-062008-2004-SilverHolly-ContNotes-000056 refers to CTO’s sale of approximately 4.5 acres of land to Silver Holly Development, LLC in December 2004 for $1.074 million. As apart of this transaction, Tri-Square Realty, Inc. received a $42,215.75 commission. CTO board member William Voges is vice president, director and registered agent of Tri-Square Realty. Please provide any documents given to the board or its audit committee that show that this transaction was reviewed and approved by independent directors, outside counsel and auditors, that the directors who approved this transaction were made aware of the commission being paid to Mr. Voges’ firm, and that Mr. Voges recused himself from the discussion or confirm that none exist.

Was CTO’s conflict of interest policy complied with in connection with this transaction with Silver Holly? Please produce all documents concerning such compliance for this and all other transactions during the timeframe of our demand or confirm that none exist.

The “Code of Business Conduct and Ethics” adopted April 28, 2004 and “Code of Ethical Conduct for Senior Financial Officers” adopted February 5, 2004 state that employees and directors should avoid all actual or apparent conflicts of interest, but do not provide any policy, practice or procedure for evaluating any

Consolidated-Tomoka Land Co.

August 29, 2008

actual, apparent or potential conflict of interest. Please provide copies of any such policy and procedures that existed before the January 23, 2007 adoption of CTO’s “Related Party Transaction Policy and Procedures” or confirm that no such documents exist.

3. Documents related to the development of CTO’s real estate properties over the past five years, including, but not limited to, any and all: (a) information regarding the developers, managers and other individuals or institutions involved in the ongoing development of such properties; and (b) advice or recommendations made in furtherance of the development of such properties, including, but not limited to, any and all documents, CTO board minutes and presentations reflecting how and why the development of the two 15,000 square foot office buildings currently under construction was accomplished.

Very few documents were produced with respect to this item. CTO spent a great deal of time and money on the development of the two 15,000 square foot office buildings, but CTO provided almost no documents, presentations, e-mails, etc. relating to these buildings (such as bids, contractor selection process, budgets, budget variances, tenant projections, commitments, updates to the board, ongoing income projections, etc. regarding the Gateway Commerce Center and any other developments for which CTO has coordinated development), and all related improvements, including clearing, drainage, zoning changes, variances and road and infrastructure development. Please provide all documents related to this or confirm that none exist.

4. Documents reflecting any and all fees paid in relation to CTO’s real property transactions and the development of CTO’s properties referenced in items 2 and 3 above, including, but not limited to: (a) to whom these fees were paid; and (b) how such fees were paid.

CTO has not produced any documents regarding any commissions paid to Indigo Commercial Realty, commissions paid by CTO to CTO employees, or information regarding “commissions paid outside closing” (see, for example, cto-06-18-08-2003-DaytonaBeachAuto-FinalDocs-000058—”ICR Paid Outside Closing”). There are multiple references to commissions paid outside closing. Please provide all documents containing this information and any policy/practice/procedure related to the payment of commissions, fees and/or any other consideration or confirm that none exist.

5. Documents reflecting CTO’s evaluation of the strategies of purchase of income properties versus the self-development of properties and other alternatives for the development of properties, including, but not limited to, any and all: (a) presentations made to the CTO board; (b) financial projections relating to such evaluation; (c) CTO board minutes from meetings regarding such evaluation; and (d) reports of consultants.

Consolidated-Tomoka Land Co.

August 29, 2008

CTO has produced some parts of presentations on this mailer, but they are not complete (see item 16 below). The required documents include presentations and summaries that were prepared for or delivered to committees or subcommittees as well as for the full board. Please provide full copies of all responsive presentations and other documents.

6. Documents reflecting the day-to-day operations of CTO’s income properties, including, but not limited to, documents reflecting: (a) the costs associated with, and the depreciation of, such properties; and (b) information relating to buyers, sellers, title agents, attorneys, brokers, managers and any other individuals or institutions involved with the purchase and ongoing business of these properties, including, but riot limited to: (i) how such individuals or institutions are hired by CTO; (ii) why such individuals or institutions are hired more often than others; and (iii) how such individuals or institutions are being compensated by CTO, if at all.

No presentations to the board or any committees or subcommittees regarding performance of income properties or management’s plans for implementing the income property strategy were produced, nor were management reports on the status of these properties or reports by entity. Please provide these documents or confirm that none exist.

Please provide all documents showing CTO’s efforts to re-lease or otherwise realize value from all income properties which are currently unoccupied by their contracted tenants, which apparently include CVS stores in Sanford, Melbourne, Sebring and Roseland, Florida, or confirm that none exist.

Who monitors the performance of income properties and the management companies that are responsible for the day-to-day operations of several of these properties (i.e., the Sembler Company) and how is this monitoring accomplished? Please provide all documents related to this or confirm that none exist.

7. Documents evidencing any and all plans for the numerous and geographically diverse parcels of land CTO will own once the leases on CTO’s properties described in item 6 above expire.

No documents were produced for this item. Please provide all documents related to this or confirm that none exist.

Has management or the board discussed what will be done with the various properties when the leases expire? Please provide all documents related to future plans or confirm that none exist.

8. Copies of CTO’s lease agreements for income-producing properties, including all exhibits.

Consolidated-Tomoka Land Co.

August 29, 2008

Please provide all documents related to this or confirm that all responsive documents were produced.

9. Documents related to the day-to-day operations of the LPGA golf course since the commencement of its operations, including, but not limited to, any and all: (a) financial statements; (b) documents showing the golf course’s gross and net income and losses; and (c) CTO board minutes and presentations from meetings regarding the operation of the golf course.

No e-mails were produced from the lpgainternational.com e-mail domain, other than from e-mails incoming to CTO personnel from lpgainternational.com accounts. Please provide all responsive emails from the lpgainternational.com domain as well as any other internet domains or e-mail accounts owned or controlled by CTO.

Please provide all correspondence and e-mails between CTO and/or LPGAInternational.com, the Ladies Professional Golf Association or the management company, Buena Vista Hospitality Group (“BVHG”).

As in item 1 above, no electronic documents or files related to the LPGA golf course’s finances were produced. Please provide all documents related to this or confirm that none exist.

With respect to BVHG, only the contract was produced. Please provide all documents relating to the day-to-day operations of the golf course including, but not limited to, the following reports provided by BVHG (yearly, going back to inception): Annual Operating and Maintenance Plan and five-year Capital Program.

Please provide all documents detailing staffing levels and the BVHG charge account, as well as any business-related golf privileges and complimentary memberships, or confirm that none exist. Given that CTO’s golf course operations have consistently lost money for approximately the past decade, these documents should be critical to understanding the valuation of the operation and whether or not the golf course affairs are being properly administered.

The January 23, 2008 presentation to the board states on page cto-071408-No9-BoardPresent-Golf-l0310000306 “LPGA International operations as well as the LPGA International Financial Statements will be discussed at the Directors’ meeting,” while previous presentations provided an overview and commentary of LPGA International operations; the same is true of the April 23, 2008 presentation to the board (cto-071408-No9-BoardPresent-Go1f-1031-000311). Please explain why this policy was changed and provide any documents that were provided and minutes of discussions that took place at these board meetings or confirm that none exist.

Consolidated-Tomoka Land Co.

August 29, 2008

Please provide all management presentations and executive summaries that have not been produced to date regarding rounds played (both paid and complementary), and membership (both paid and complementary, including a list of all persons who hold complementary membership). What services, amenities or privileges are included in the ‘free passes’? Who has control of the passes for the free rounds of golf, greens fees, lunches, etc.? Please provide all documents related to this or confirm that none exist.

10. Documents reflecting CTO’s notification and level of awareness of Mr. Olivari’s involvement with Halifax Hospital and its supporting foundation, including, but not limited to, CTO board and committee minutes from meetings regarding Mr. Olivari’s nomination and election to the CTO board.

CTO only produced Mr. Olivari’s background file. Are there any other documents responsive to this item or more detailed documentation of discussions that were held by the board regarding Mr. Olivari’s nomination and fitness to serve as an independent director? Please provide all documents or confirm that none exist.

Please provide any documents that explain the board’s or CTO’s reasoning behind nominating Mr. Olivari to the board of directors after the entity he is associated with (Halifax Hospital) refused to build the hospital it was contractually obligated to build on land bought from CTO. This broken deal would seem to have caused great financial harm to CTO and its shareholders by depressing the value of CTO-owned land surrounding the hospital site and would therefore raise the question of why CTO would then reward Halifax Hospital by placing Mr. Olivari on the board of directors. Please provide all documents related to this or confirm that none exist.

11. Documents reflecting CTO’s notification and level of awareness that (a) William McMunn and members of his immediate family were the recipients of loans from SunTrust Bank granted during the interval between (i) the December 2004 sale by CTO subsidiary Indigo Group to SunTrust Bank of the property located at 2030 LPGA Boulevard in Daytona Beach and (ii) the June 2007 return sale of the same property by SunTrust Bank to Indigo Group and (b) Mr. McMunn sought election to and thereafter was elected in September 2005 to the board of directors of SunTrust Bank of East Central Florida.

No documents were produced that are responsive to this item. Please provide all documents related to this or confirm that none exist.

Was CTO’s board made aware of this potential conflict of interest? Please provide all documents related to this or confirm that none exist.

12. Documents related to the decision to recommend the election of William Davison, outgoing president of a SunTrust regional subsidiary, to CTO’s board of

Consolidated-Tomoka Land Co.

August 29, 2008

directors effective April 2007, including, but not limited, to any documents that relate to the consideration, if any, given by CTO to Whether (a) outstanding loans from SunTrust to CTO, (b) outstanding loans from SunTrust to Mr. McMunn and members of his immediate family, or (c) SunTrust’s failure to build its regional headquarters on the property located at 2030 LPGA Boulevard in Daytona Beach, were relevant to the recommendation of Mr. Davison’s election to CTO’s board.

CTO only produced Mr. Davison’s background file. No documents were produced that are responsive to clauses (b) or (c) of this item. Are there any other documents responsive to this item? Please provide any documents related to this or confirm that none exist.

In his background file, on page cto-071408-Davison-000032, Mr. Davison states that “the responsibility for the CTO banking relationship is with the bank officers who are part of the commercial banking unit located in Orlando, FL. Decisions and accountability for the CTO banking relationship are governed by these officers.” This would seem to contradict documents cto-062508-2004- SunTrustBank-000205, cto-06-16-08-2003 Bayberry_ColonyLLC-FinalDocs-000080, cto-06-16-08-2003-Bayberry_ColonyLLC-GenCorr-000218 and cto-06-l6-08-2003-Bayberry_ColonyLLC-GenCorr-000219, which show that Mr. Davison clearly had a banking relationship with CTO. Please provide any documents showing that the board was made aware of this relationship, and that it was discussed and approved at the board level, or confirm that none exist.

Please provide any documents that explain the board’s or CTO’s reasoning behind nominating Mr. Davison to the board of directors after the entity both he and CTO Chief Executive Officer William McMunn are associated with (SunTrust Bank, East Central Florida) refused to build the bank it was contractually obligated to build on land bought from CTO. The pattern established with Mr. Olivari and Mr. Davison of CTO’s board rewarding people whose affiliates refuse to honor contracts with CTO by nominating them to CTO’s board of directors raises serious doubts that the affairs of CTO are being properly administered. Within the scope and timeframe of this demand, what documents exist to provide an explanation for this phenomenon? Please provide all documents related to this or confirm that none exist.

13. Documents related to CTO’s ownership interest in, business dealings of, staffing of or acquisitions of real property in cooperation with, Indigo Clermont LLC since its formation in 2005.

Please confirm that all responsive documents were produced.

Consolidated-Tomoka Land Co.

August 29, 2008

14. Documents reflecting the list of properties CTO has available for sale in 2008, including, but not limited to, documents showing: (a) how and why such properties were determined to be sold; and (b) the size (in acres) of such properties.

No documents were produced that are responsive to parts (a) and (b) of this item. Please provide a current list of the properties available for sale in 2008 or confirm that none exists.

Please provide all documents showing how CTO determines what acreage to sell and how it sets the prices, including all documents containing analysis and review of comparable listings and transactions, presentations to the board or committees or subcommittees showing that the sales prices reflect fair market value and that selling land at these prices is the best potential use of the land (versus self-development or holding the land until a future time), or confirm that no such documents exist.

15. Minutes of all meetings of the board of directors and board committees from January 1, 2005 to the present.

Please confirm that all minutes of board, committee and sub-committee minutes of CTO and all of its subsidiaries for the requested period were produced.

The July 27, 2005 board presentation (cto-071408-No9-BoardPresent-Golf-1031-000230) states that “management is constantly in the market for opportunities to acquire large tracts of raw land in the path of future development”; the October 26, 2005 Board presentation (cto-071408-No9-BoardPresent-Golf-1031-000239) states that “on an ongoing basis, Management will be comparing alternatives for funding wholesale acquisitions of raw land,” and the April 23, 2008 report to directors mentions the possible acquisition of a “3,400 acre raw land opportunity in Ft. Myers, FL” (cto-071408-No9-BoardPresent-Golf-1031-000308). Please provide any analysis done, presentations given to the board or otherwise prepared by management or outside advisors, and any other documents related to the strategy of acquiring further raw acreage or confirm that no such documents exist.

Please provide all memos between CTO management and its board, such as the memorandum referenced at the bottom of page cto-071408-MgmtMinutes2005-2008-000079 (“WHM to send possible memo to the Board re: Charter Amendments after election”).

Regarding the SunTrust repurchase (see cto-06-13-2007-BoardMinutes-000104), were any directors considered interested or related parties at the time of the transaction (given that CTO board member William Davison was President and CEO of SunTrust Bank of East Central Florida at the time, and CTO CEO William McMunn was on the board of SunTrust Bank of East Central Florida at the time)? What information, if any, was provided to the audit

Consolidated-Tomoka Land Co. August 29, 2008

committee, other committees or subcommittees, auditors and outside counsel regarding this potential conflict of interest? Please provide a copy of all related documents or confirm that no such documents exist.

The board minutes state that KPMG reviewed the SunTrust transaction. Please provide the documents relating to this review or confirm that none exist.

What other transactions has KPMG reviewed during the period covered by the Adviser’s demand for books and records? Please provide all related documents or confirm that none exist.

The audit committee minutes do not reflect any discussion regarding the potential conflict of interest presented by CTO and LPGA International purchasing insurance policies from or through Brown & Brown, Inc., of which John C. Adams was executive vice president while also serving as a CTO board member and a member of CTO’s audit committee. Do any documents exist relating to any discussion or analysis of this potential conflict of interest? Was this potential conflict reviewed by the audit committee, outside counsel and auditors? Did Mr. Adams recuse himself from any discussions related to this matter? Please provide all documents relating to such review or confirm that no such documents exist.

16. Minutes of all meetings of the board of directors and board committees prior to January 1, 2005 relating to any of CTO’s Section 1031 exchanges or to the LPGA golf course.

Several presentations to the board are incomplete and are missing multiple pages (for example, cto071408-No9-BoardPresent-Gofl-1031-000191 goes from page 13 to page 16; cto-071408-No9-BoardPresent-Golf-1031-000226 presentation starts on page 14). Please provide full copies of all management presentations given to the board and all committees and subcommittees.

17. All internal memoranda, analyses and presentations that relate to any of the foregoing items.

Except for e-mail, no electronic documents have been produced by CTO. Surely, CTO has electronic documents, such as management presentations, executive summaries, financial accounting files, etc. These electronic documents must be produced.

CTO produced board presentations and certifications from Grant Thornton LLP from years prior to 2005, but not for later periods. Please produce all subsequent accountants’ presentations and certifications or confirm that none exist.

Page 11 Consolidated-Tomoka Land Co.

August 29, 2008

Finally, please provide a copy of CTO’s document retention policy, practices and procedures, and advise who at CTO has primary responsibility for Sarbanes Oxley compliance, or confirm that no such documents exist.

The Adviser requests that the documents CTO produces in response to this demand be organized in accordance with the above list. In accordance with Florida law, the Adviser is prepared to inspect and copy such additional documents at CTO’s principal office on Thursday and Friday, September 11 and 12, 2008.

Please direct any questions regarding the statutory demands contained in this correspondence to our special Florida counsel, Ronald Albert, Jr. (305.373.9474) or Mark F. Raymon’d (305.373.9425) of Broad and Cassel, One Biscayne Tower, 2 South Biscayne Boulevard, Miami, Florida 33131, or to our legal counsel, Patricia Poglinco (212.574.1247), or Fola Adamolekun (212.574.1320), of Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004.

Sincerely yours,

/s/ David J. Winters

David J. Winters, Managing Member Wintergreen Advisers, LLC